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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the inclusion as
Exhibit 99 in this Form 10-K of our report dated February 23, 1998 included in Form 10-K of Petro Stopping Centers, L.P. (the "Company"). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.


                                              ARTHUR ANDERSEN LLP


Dallas, Texas
  March 30, 1998